EXHIBIT 10.2


                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $0.001 PER SHARE)
                                       OF
                           IVP TECHNOLOGY CORPORATION
                      D.B.A. ACTIVECORE TECHNOLOGIES, INC.

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                       PURSUANT TO SECTION 78.1955 OF THE
                             NEVADA REVISED STATUTES

                                -----------------


The undersigned duly authorized officer of IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc., a corporation organized and existing under the Nevada Revised Statutes (the "Company"), in accordance with the provisions of
Section 78.1955 thereof, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company (the "Board"), by unanimous written consent, pursuant to the Nevada Revised Statutes on September 8, 2004:

RESOLVED that, pursuant to the authority conferred upon the Board by the Company's Articles of Incorporation, the Board hereby provides for the designation and issuance of a Series A Convertible Preferred Stock of the Company to consist of 8,333,333 shares, par value of $0.001 per share, and hereby fixes the voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and/or restrictions thereof, of the shares of such series, in addition to those set forth in the Articles of Incorporation of the Company, as follows:

                                    SECTION 1

                              DESIGNATION AND RANK

      1.1. Designation. This resolution shall provide for a single series of Preferred Stock, the designation of which shall be "Series A Convertible Preferred Stock", par value $0.001 per share (the "Series A Preferred Stock"). The number of authorized shares constituting the Series A Preferred Stock is 8,333,333. The Series A Preferred Stock will have a liquidation preference as determined in Section 4.1 below.

      1.2. Rank. With respect to the payment of dividends and other non-liquidation distributions on the capital stock of the Company, the Series A Preferred Stock shall rank: (i) senior to the common stock of the Company, par value of $0.001 per share (the "Common Stock"), (ii) senior to each other class or series of stock of the Company that by its terms ranks junior to the Series A Preferred Stock, or makes no reference to rank, as to payment of dividends or non-liquidation distributions, whether such series and classes are now existing or are created in the future, (iii) on a parity with each other class or series


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of stock of the  Company  that by its terms  ranks on parity  with the  Series A
Preferred Stock as to payment of dividends or non-liquidation distributions, whether such series and classes are now existing or are created in the future, and (iv) junior to each other class or series of stock of the Company that by its terms ranks senior to the Series A Preferred Stock, whether such series and classes are now existing or are created in the future. Notwithstanding the foregoing, the Series A Preferred Stock shall rank pari passau with the Series B Preferred Stock that the Company intends to authorize and issue concurrently with the authorization and issuance of Series A Preferred Stock.

                                    SECTION 2

                                 DIVIDEND RIGHTS

      2.1.  Dividends or Distributions.

            (a) As and If Declared Dividends. The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Stock when, as and if declared by the Board out of any assets of the Company at the time legally available therefore (adjusted for stock splits or combinations of the Series A Preferred Stock, stock dividends paid in and on Series A Preferred Stock, or recapitalizations or any other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of Series A Preferred Stock), per fiscal year. The right to dividends or distributions provided in this Section 2.1(a) shall not be cumulative and no right shall accrue to the holders of Series A Preferred Stock by reason of the fact that dividends on said shares have not been declared in any prior year, nor shall any declared and unpaid dividends bear or accrue any interest.

            (b) 10% Annual Dividend. Notwithstanding Section 2.1(a) hereof, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive an annual dividend equal to $0.003 per outstanding share of Series A Preferred Stock (the "Annual Dividend"). The Annual Dividend shall be paid in quarterly payments of $0.00075 ("Quarterly Dividend Payments"), in cash. Annual Dividends shall be cumulative and shall accrue from the date of issuance whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of the Annual Dividend. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock or any stock ranking junior to the Series A Preferred Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest, but to the extent any Quarterly Dividend Payment is not made as required hereunder, the Company shall pay a Special Dividend as described under
Section 2.1(c) hereof.

            (c) Special Dividend for Missing Quarterly Dividend Payment. If the Company fails to make a Quarterly Dividend Payment within fifteen (15) days of the end of any calendar quarter, the Company shall issue to the holders of the Series A Preferred Stock a special dividend equal to $.0009 per outstanding share, payable in Common Stock of the Company (each a "Special Dividend").


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                                    SECTION 3

                                  VOTING RIGHTS

      3.1 General. The holders of shares of Series A Preferred Stock shall, subject to applicable law, vote together with the holders of shares of the Common Stock as a single class on all matters to be voted on by the stockholders of the Company. Each holder of Series A Preferred Stock shall be entitled to one
(1) vote for each share of Common Stock into which the Series A Preferred Stock held by such holder is then convertible.

                                    SECTION 4

                               LIQUIDATION RIGHTS

      4.1. Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a "Liquidation"), before any distribution or payment shall be made to any of the holders of Common Stock or any series of stock ranking junior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, an amount equal to $0.001 per share of Series A Preferred Stock plus all accrued but unpaid dividends thereof (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Liquidation Amount") for each share of Series A Preferred Stock held by them.

      4.2. Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount in full to all holders of Series A Preferred Stock, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

      4.3. Distributions in Excess of Liquidation Amount. After payment in full of the Liquidation Amount, the assets of the Company legally available for distribution, if any, shall be distributed ratable to the holder of Common Stock.

      4.4. Liquidation Event. For purposes of this Section 4, a Liquidation shall be deemed to be occasioned by or to include the sale of all or substantially all of the Company's assets or a transaction that results in the holders of the outstanding voting stock of the Company holding less than fifty percent (50%) of the voting stock of the surviving entity (an "Extraordinary Transaction").

                                    SECTION 5

                CONVERSION RIGHTS; CALL RIGHT; REDEMPTION RIGHTS

      5.1. Right to Convert. The holder of any shares of Series A Preferred Stock shall have the right, at its option, at any time after the date of issuance of such share until five (5) years thereafter, to convert all or a portion of the Series A Preferred Stock held by such holder into one (1) fully paid, nonassessable shares of Common Stock (the "Conversion Rate"). Upon any such conversion, any declared but unpaid dividends shall be paid by the Company out of funds legally available therefor.


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      5.2.  Call Right.  Upon ten (10) days' prior written notice to a holder of
Series A Preferred Stock, the Company shall have the right to call and force conversion of any or all shares of Series A Preferred Stock owned by such holder into shares of Common Stock, at the Conversion Rate, if the average trading price of the Company's Common Stock exceeds $0.20 per share during the thirty
(30) day period immediately preceding the date of such notice.

      5.3.  Mechanics of Conversion; Conversion Date.

            (a) The right of conversion provided to the holders of Series A Preferred Stock pursuant to Section 5.1 hereof shall be exercised by any holder of Series A Preferred Stock by giving written notice to the Company that such holder elects to convert a stated number of shares of its Series A Preferred Stock into shares of Common Stock.

            (b)   Regardless of whether a conversion is made pursuant to Section
5.1 or 5.2 hereof, the holder of Series A Preferred Stock that is to be converted as permitted hereunder shall surrender its certificate(s) representing ownership of the shares to be so converted (if certificates of Series A Preferred Stock have been issued) to the Company at its principal office at any time during its usual business hours on the date set forth in the notice of conversion, together with a statement of the name(s) and address(es) in which the certificate(s) for shares of Common Stock shall be issued pursuant to such conversion.

            (c) To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which the certificate(s) for such share(s) shall have been surrendered as aforesaid or, if no share certificates were issued, as of the close of business on the date notice of conversion is given (the "Conversion Date").

      5.4. Adjustment for Stock Splits, Common Stock Dividends and Combinations. If outstanding shares of the Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Company, the Series A Conversion Rate shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Series A Conversion Rate in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

      5.5. Adjustment for Other Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and


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in each such  event,  provision  shall be made so that the  holders  of Series A
Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities to the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this
Section  5.5 with  respect  to the rights of the  holders of Series A  Preferred
Stock.

      5.6. Reorganizations. In case of (a) any capital reorganization or any reclassification of the Common Stock (other than as a result of a stock dividend, a subdivision or combination of shares provided for elsewhere in this
Section 5 or any Extraordinary Transaction), or (b) the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions that is not an Extraordinary Transaction, the holders of the Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such event, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series A Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series A Preferred Stock was convertible immediately prior to such event, and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred Stock. Any adjustment made pursuant to this Section 5.6 shall become effective at the time at which such event becomes effective.

      5.7. No Impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

      5.8. Issuer Taxes. The Company shall pay any and all issuer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      5.9. Fractional Shares. No fractional shares of Common Stock may be issued upon conversion of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined in good faith by the Board) on the date of conversion.


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      5.10. Notices.  Any notice  required by the  provisions  of this Section 5 shall be in writing and shall be deemed effective given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

      5.11 Dividends on Converted Shares. All accrued but unpaid dividends on the shares of Series A Preferred Stock to be converted as permitted under this
Section 5 shall be paid to the holder thereof for the period up to and including the Conversion Date.

      5.12 Redemption Rights. Notwithstanding anything in this Section 5 to the contrary, if the holder of Series A Preferred Stock has not converted all of its shares of Series A Preferred Stock into shares of Common Stock within five (5) years of the date on which such shares were issued, then the Company, at its option, shall have the right to redeem all outstanding but unconverted shares of Series A Preferred Stock held by such person by paying to the holder thereof $0.03 per share plus all accrued but unpaid dividends thereon, if any.

                                    SECTION 6

                                  MISCELLANEOUS

      6.1. Headings of Subdivisions. The headings of the various subdivisions and sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      6.2. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

      FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said number of Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be part of the Articles of Incorporation of the Company pursuant to the Nevada Revised Statutes.


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      IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by a duly authorized officer of the Company.

Dated: September 8, 2004                    IVP TECHNOLOGY CORPORATION
                                            D.B.A. ACTIVECORE TECHNOLOGIES, INC.

                                            By:
                                              ---------------------------------
                                              Brian MacDonald
                                              President



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